UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2013

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)

717-757-7660
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2013, the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) unanimously elected Jeffrey B. Sherman to serve as a member of the Board, effective immediately.  Mr. Sherman will serve on the Human Resources and Compensation Committee.

Mr. Sherman will receive, on a prorated basis, the Company's standard director compensation arrangements applicable to directors who are not employees of the Company in accordance with the terms of director compensation disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 1, 2012.

There was no arrangement or understanding between Mr. Sherman and any other persons pursuant to which Mr. Sherman was selected as a director.

In addition, on March 19, 2013, Byron L. Bergren informed the Board of Directors that he will not be standing for reelection to the Board.  Mr. Bergren’s term as director will expire effective as of the 2013 annual meeting of shareholders.

The election of Mr. Sherman and the departure of Mr. Bergren were announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

99.1   Press Release dated March 21, 2013, regarding the election of a new director and the departure of a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

		By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Dated:	March 21, 2013